                                                                    Exhibit 6(v)

                                 RESTATED BYLAWS

                                       OF

                     WESTERN NATIONAL LIFE INSURANCE COMPANY
                    (formerly AIG ANNUITY INSURANCE COMPANY)
                                 March 20, 2009

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
ARTICLE I Identification.................................................     1
Section 1.  Name.........................................................     1
Section 2.  Registered Office and Registered Agent.......................     1
Section 3.  Principal Office.............................................     1
Section 4.  Other Offices................................................     1
Section 5.  Seal.........................................................     1
Section 6.  Fiscal Year..................................................     1
ARTICLE II Shareholders..................................................     2
Section 1.  Place of Meetings............................................     2
Section 2.  Annual Meetings..............................................     2
Section 3.  Special Meetings.............................................     2
Section 4.  Notice of Meetings...........................................     2
Section 5.  Waiver of Notice.............................................     2
Section 6.  Voting at Meetings...........................................     3
            (a) Voting Rights............................................     3
            (b) Record Date..............................................     3
            (c) Proxies..................................................     3
            (d) Quorum...................................................     3
            (e) Adjournments.............................................     3
Section 7.  List of Shareholders.........................................     4
Section 8.  Action by Written Consent....................................     4
Section 9.  Meeting by Telephone or Similar Communications Equipment.....     4
ARTICLE III Directors....................................................     5
Section 1.  Duties.......................................................     5
Section 2.  Number of Directors..........................................     5
Section 3.  Election and Tenn............................................     5
Section 4.  Resignation .................................................     5
Section 5.  Vacancies....................................................     5
Section 6.  Annual Meeting. .............................................     6
Section 7.  Regular Meetings.............................................     6
Section 8.  Special Meetings.............................................     6
Section 9.  Notice ......................................................     6
Section 10. Waiver of Notice.............................................     6
Section 11. Business to be Transacted ...................................     6
Section 12. Quorum - Adjournment if Quorum is Not Present ...............     6

Section 13. Presumption of Assent........................................     7
Section 14. Action by Written Consent....................................     7
Section 15. Committees...................................................     7
Section 16. Meeting by Telephone or Similar Communication Equipment......     8
ARTICLE IV Officers......................................................     8
Section 1.  Principal Officers...........................................     8
Section 2.  Election and Terms...........................................     8
Section 3.  Resignation and Removal......................................     8
Section 4.  Vacancies ...................................................     9
Section 5.  Powers and Duties of Officers ...............................     9
Section 6.  Chairman of the Board .......................................     9
Section 7.  President....................................................     9
Section 8.  Vice Chairman of the Board ..................................     9
Section 9.  Vice President...............................................    10
Section 10. Secretary....................................................    10
Section 11. Treasurer....................................................    10
Section 12. Assistant Secretaries .......................................    11
Section 13. Assistant Treasurers ........................................    11
Section 14. Delegation of Authority......................................    11
Section 15. Securities of Other Corporations.............................    11
ARTICLE V Directors' Services, Limitation of Liability and Reliance on
   Corporate Records and Interest of Directors in Contracts .............    11
Section 1.  Services.....................................................    11
Section 2.  General Limitation of Liability..............................    12
Section 3.  Reliance on Corporate Records and Other Information..........    12
Section 4.  Interest of Directors in Contracts...........................    12
ARTICLE VI  Indemnification..............................................    13
Section 1.  Indemnification Against Underlying Liability.................    14
Section 2.  Successful Defense...........................................    14
Section 3.  Determination of Conduct.....................................    14
Section 4.  Payment of Expenses in Advance...............................    15
Section 5.  Indemnity Not Exclusive......................................    15
Section 6.  Insurance Indemnification....................................    15
Section 7.  Employee Benefit Plans.......................................    15
Section 8.  Application of Indemnification and Advancement of Expenses ..    15
Section 9.  Indemnification Payments.....................................    16
ARTICLE VII  Shares......................................................    16

Section 1.  Share Certificates ..........................................    16
Section 2.  Transfer of Shares...........................................    16
Section 3.  Registered Holders...........................................    16
Section 4.  Lost, Stolen, Destroyed or Mutilated Certificates ...........    17
Section 5.  Consideration for Shares.....................................    17
Section 6.  Payment for Shares ..........................................    17
Section 7.  Distributions to Shareholders................................    17
Section 8.  Regulations..................................................    17
ARTICLE VIII Corporate Books and Reports.................................    18
Section 1.  Place of Keeping Corporate Books and Records.................    18
Section 2.  Place of Keeping Certain Corporate Books and Records.........    18
        (a) Articles.....................................................    18
        (b) Bylaws.......................................................    18
        (c) Resolutions..................................................    18
        (d) Minutes......................................................    18
        (e) Written Communication........................................    18
        (f) List of Current Directors....................................    18
        (g) Annual Report................................................    18
Section 3.  Permanent Records............................................    18
Section 4.  Shareholder Records .........................................    19
Section 5.  Shareholder Rights of Inspection.............................    19
Section 6.  Additional Rights of Inspection .............................    19
ARTICLE IX Miscellaneous.................................................    19
Section 1.  Notice and Waiver of Notice .................................    19
Section 2.  Depositories.................................................    20
Section 3.  Signing of Checks, Notes, etc................................    20
Section 4.  Gender and Number ...........................................    20
Section 5.  Laws.........................................................    20
Section 6.  Headings.....................................................    20
Section 7.  Securities of Other Corporations ............................    20
ARTICLE X   Amendments...................................................    21
ARTICLE XI The Texas Business Corporation Act............................    21

                                 RESTATED BYLAWS

                                       OF

                     WESTERN NATIONAL LIFE INSURANCE COMPANY
                    (Formerly AIG ANNUITY INSURANCE COMPANY)

                                    ARTICLE I

                                 Identification

     Section 1. Name. The name of the Corporation is Western National Life Insurance Company (hereinafter referred to as the "Corporation").

     Section 2. Registered Office and Registered Agent. The street address of the Registered Office of the Corporation is 2929 Allen Parkway, Houston. Texas 77019, which such office is the executive office of the Corporation; and the Registered Agent located at such office shall be the Secretary or Associate General Counsel of the Corporation.

     Section 3. Principal Office. The Principal office of the Corporation shall be located in Amarillo, Texas. The Principal Office of the Corporation need not be the principal executive and administrative offices of the Corporation, and such Principal Office may be changed from time to time by the Board of Directors in the manner provided by law and as is consistent with the Articles of Incorporation and need not be the same as the Registered Office of the Corporation.

     Section 4. Other Offices. The Corporation may also have offices at such other places or locations, within or without the State of Texas, as the Board of Directors may determine or the business of the Corporation may require.

     Section 5. Seal. The Corporation need not use a seal. If one is used. it shall be circular in form and mounted upon a metal die suitable for impressing the same upon paper. About the upper periphery of the seal shall appear the words "AIG Annuity Insurance Company" and about the lower periphery thereof the word "Texas", In the center of the seal shall appear the word "Seal". The seal may be altered by the Board of Directors at its pleasure and may be used by causing it or a facsimile thereof to be impressed, affixed, printed or otherwise reproduced.

     Section 6. Fiscal Year. The fiscal year of the Corporation shall begin at the beginning of the first day of January in each year and end at the close of the last day of December next succeeding.

                                   ARTICLE II

                                  Shareholders

     Section 1. Place of Meetings. All meetings of the shareholders of the Corporation shall be held at such place, within or without the State of Texas, as may be determined by the President or Board of Directors and specified in the notices or waivers of notice thereof or proxies to represent shareholders at such meetings.

     Section 2. Annual Meetings. An annual meeting of shareholders shall be held each year on such date and at such time as may be determined by the President or Board of Directors. The failure to hold an annual meeting at the designated time shall not affect the validity of any corporate action. Any and all business of any nature or character may be transacted, and action may be taken thereon, at any annual meeting, except as otherwise provided by law or by these Bylaws.

     Section 3. Special Meetings. A special meeting of shareholders shall be held: (a) on call of the Board of Directors or the President; or (b) if the holders of at least twenty-five percent (25%) of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting sign, date and deliver to the Secretary one (I) or more written demands for the meeting describing the purpose or purposes for which it is to be held. At any special meeting of the shareholders, only business within the purpose or purposes described in the notice of the meeting may be conducted.

     Section 4. Notice of Meetings. Written or printed notice stating the date, time and place of a meeting and. in case of a special meeting, the purpose or purposes fur which the meeting is called, shall be delivered or mailed by the Secretary, or by the officers or persons calling the meeting, to each shareholder of record of the Corporation entitled to vote at the meeting. at such address as appears upon the records of the Corporation, no fewer than ten
(10) days nor more than sixty (60) days, before the meeting date. If mailed, such notice shall be effective when mailed if correctly addressed to the shareholder's address shown in the Corporation's current record of shareholders.

     Section 5. Waiver of Notice. A shareholder may waive any notice required by law, the Articles of Incorporation or these Bylaws before or after the date and time stated in the notice. The waiver by the shareholder entitled to the notice must be in writing and be delivered to the Corporation for inclusion in the minutes or filing with the corporate records. A shareholder's attendance at a meeting, in person or by proxy: (a) waives objection to lack of notice or defective notice of the meeting, unless the shareholder at the beginning of the meeting objects to holding the meeting or transacting business at the meeting; and (b) waives objection to consideration of a particular matter at the meeting that is not within the purpose or purposes described in the meeting notice, unless the shareholder objects to considering the matter when it is presented.

     Section 6. Voting at Meetings

     (a) Voting Rights. At each meeting of the shareholders, each outstanding share, regardless of class, is entitled to one (I) vote on each matter voted on at such meeting, except to the extent cumulative voting is allowed by the Articles of Incorporation. Only shares are entitled to vote.

     (b) Record Date. The record date for purposes of determining shareholders entitled to vote at any meeting shall be ten (10) days prior to the date of such meeting or such different date not more than seventy (70) days prior to such meeting as may be fixed by the Board of Directors.

     (c) Proxies.

          (1) A shareholder may vote the shareholder's shares in person or by proxy.

          (2) A shareholder may appoint a proxy to vote or otherwise act for the shareholder by executing in writing an appointment form, either personally or by the shareholder's attorney-in-fact. For purposes of this Section, a proxy appointed by telegram, telex, telecopy or other document transmitted electronically for or by a shareholder shall be deemed "executed in writing" by the shareholder.

          (3) An appointment of a proxy is effective when received by the Secretary or other officer or agent authorized to tabulate votes. An appointment is valid for eleven (11) months, unless a longer period is expressly provided in the appointment form.

          (4) An appointment of a proxy is revocable by the shareholder, unless the appointment form conspicuously states that it is irrevocable and the appointment is coupled with an interest.

     (d) Quorum. At all meetings of shareholders, a majority of the votes entitled to be cast on a particular matter constitutes a quorum on that matter. If a quorum exists, action on a matter (other than the election of directors) is approved if the votes cast favoring the action exceed the votes cast opposing the action, unless the Articles of Incorporation or law require a greater number of affirmative votes.

     (e) Adjournments. Any meeting of shareholders, including both annual and special meetings and any adjournments thereof, may be adjourned to a different date, time or place.

Notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before adjournment, even though less than a quorum is present. At any such adjourned meeting at which a quorum is present, in person or by proxy, any business may be transacted which might have been transacted at the meeting as originally notified or called.

     Section 7. List of Shareholders.

     (a) After a record date has been fixed for a meeting of shareholders, the Secretary shall prepare or cause to be prepared an alphabetical list of the names of the shareholders of the Corporation who are entitled to vote at such meeting. The list shall show the address of and number of shares held by each shareholder.

     (b) The shareholders' list must be available for inspection by any shareholder entitled to vote at the meeting, beginning five (5) business days before the date of the meeting for which the list was prepared and continuing through the meeting, at the Corporation's principal office or at a place identified in the meeting notice in the city where the meeting will be held. Subject to the restrictions of applicable law, a shareholder, or the shareholder's agent or attorney authorized in writing, is entitled on written demand to inspect and to copy the list, during regular business hours and at the shareholder's expense, during the period it is available for inspection.

     (c) The Corporation shall make the shareholders' list available at the meeting. And any shareholder, or the shareholder's agent or attorney authorized in writing, is entitled to inspect the list at any time during the meeting or any adjournment.

     Section 8. Action by Written Consent. Any action required or permitted to be taken at any meeting of shareholders may be taken without a meeting if the action is taken by all the shareholders entitled to vote on the action. The action must be evidenced by one or more written consents describing the action taken, signed by all the shareholders entitled to vote on the action. And delivered to the Corporation for inclusion in the minutes or filing with the corporate records. Such action is effective when the last shareholder signs the consent, unless the consent specifies a different prior or subsequent effective dale. Such consent shall have the same force and effect as a unanimous vote at a meeting of the shareholders, and may be described as such in any document or instrument.

     Section 9. Meeting by Telephone or Similar Communications Equipment. Any or all shareholders may participate in and hold a meeting of shareholders by, or through the use of, any means of conference telephone or other similar communications equipment by which all persons participating in the meeting may simultaneously hear each other during the meeting. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting. Except where a person participates in the meeting for the express purposes of:
(a)
objecting to holding the meeting or transacting business at the meeting on the ground that the meeting is not lawfully called or convened; or (b) objecting to the consideration of a particular matter that is not within the purpose or purposes described in the meeting notice.

                                   ARTICLE III

                                    Directors

     Section 1. Duties. The business, property and affairs of the Corporation shall be managed and controlled by the Board of Directors and, subject to such restrictions, if any, as may be imposed by law the Articles of Incorporation or by these Bylaws, the Board of Directors may, and are fully authorized to, do all such lawful acts and things as may be done by the Corporation which are not directed or required to be exercised or done by the shareholders. Directors need not be residents of the State of Texas or shareholders of the Corporation.

     Section 2. Number of Directors. The number of Directors shall be no less than five (5) nor more than fifteen (15) and those persons elected as directors shall serve as directors until the next meeting of the shareholders or until their successors are elected and qualified.@

     Section 3. Election and Term. Except as otherwise provided in Section 5 of this Article, the directors shall be elected each year at the annual meeting of the shareholders, or at any special meeting of the shareholders. Each such director shall hold office, unless he is removed in accordance with the provisions of these Bylaws or he resigns or dies or becomes so incapacitated he can no longer perform any of his duties as a director, for the term for which he is elected and until his successor shall have been elected and qualified. Each director shall qualify by accepting his election to office either expressly or by acting as a director. The shareholders or directors may remove any director, with or without cause, and elect a successor at a meeting called expressly for such purpose.

     Section 4. Resignation. Any director may resign at any time by delivering written notice to the Board of Directors, the President, or the Secretary of the Corporation. A resignation is effective when the notice is delivered unless the notice specifics a later effective date. The acceptance of a resignation shall not be necessary to make it effective, unless expressly so provided in the resignation.

     Section 5. Vacancies. Vacancies occurring in the membership of the Board of Directors caused by resignation, death or other incapacity, or increase in the number of directors shall be filled by a majority vote of the remaining members of the Board, and each director so elected shall serve until the next meeting of the shareholders, or until a successor shall have been duly elected and qualified.

     Section 6. Annual Meeting. The Board of Directors shall meet annually, without notice, immediately following, and at the same place as, the annual meeting of the shareholders.

     Section 7. Regular Meetings. Regular meetings shall be held at such times and places, either within or without the State of Texas, as may be determined by the President or the Board of Directors.

     Section 8. Special Meetings. Special meetings of the Board of Directors may be called by the President or by two (2) or more members of the Board of Directors, at any place within or without the State of Texas, upon twenty-four
(24) hours' notice, specifying the time, place and general purposes of the meeting, given to each director personally, by telephone, telegraph, teletype, or other form of wire or wireless communication; or notice may be given by mail if mailed at least three (3) days before such meeting.

     Section 9. Notice. The Secretary or an Assistant Secretary shall give notice of each special meeting, and of the date, time and place of the particular meeting, in person or by mail, or by telephone, telegraph, teletype, or other form of wire or wireless communication, and in the event of the absence of the Secretary or an Assistant Secretary or the failure, inability, refusal or omission on the part of the Secretary or an Assistant Secretary so to do, any other officer of the Corporation may give said notice.

     Section 10. Waiver of Notice. A director may waive any notice required by law, the Articles of Incorporation, or these Bylaws before or after the date and time stated in the notice, Except as otherwise provided in this Section, the waiver by the director must be in writing, signed by the director entitled to the notice, and included in the minutes or filed with the corporate records. A director's attendance at or participation in a meeting waives any required notice to the director of the meeting unless the director at the beginning of the meeting (or promptly upon the director's arrival) objects to holding the meeting or transacting business at the meeting and does nm thereafter vote for or assent to action taken at the meeting.

     Section 11. Business to be Transacted. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or any waiver of notice of such meeting. Any and all business of any nature or character whatsoever may be transacted and action may be taken thereon at any meeting, regular or special, of the Board of Directors.

     Section 12. Quorum - Adjournment if Quorum is Not Present. A majority of the number of directors fixed by, or in the manner provided in, the Articles of Incorporation or these Bylaws shall constitute a quorum for the transaction of any and all business, unless a greater number is required by law or Articles of Incorporation or these Bylaws. At any meeting, regular or special of the Board of Directors, if there be less than a quorum present, a majority of those present. or if only one director be present, then such director, may adjourn the meeting from time to time without notice until the transaction of any and all business submitted or proposed to be submitted to such meeting or any adjournment thereof shall have been completed. In the event of such adjournment, written, telegraphic or telephonic announcement of the time and place at which the meeting will reconvene must be provided to all directors. The act of the majority of the directors present at any meeting of the Board of Directors at which a quorum is present shall constitute the act of the Board of Directors, unless the act of a greater number is required by law or the Articles of Incorporation or these Bylaws.

     Section 13. Presumption of Assent. A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent or abstention shall be entered in the minutes of the meeting or unless he shall file his written dissent or abstention to such action with the presiding officer of the meeting before the adjournment thereof or to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent or abstain shall not apply to a director who voted in favor of such action.

     Section 14. Action by Written Consent. Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if the action is taken by all the members of the Board of directors or committee, as the case may be. The action must be evidenced by one or more written consents describing the action taken, signed by each director or committee member, and included in the minutes or filed with the corporate records reflecting the action taken. Such action is effective when the last director or committee member signs the consent, unless the consent specifies a different prior or subsequent effective date. Such consent shall have the same force and effect as a unanimous vote at a meeting, and may be described as such in any document or instrument.

     Section 15. Committees. The Board of Directors, by resolution adopted by a majority of the Board of Directors, may designate from among its members an executive committee and one or more other committees, each of which, to the extent provided in such resolution or in the Articles of Incorporation or in these Bylaws of the Corporation, shall have and may exercise such authority of the Board of Directors as shall be expressly delegated by the Board from time to time: except that no such committee shall have the authority of the Board of Directors in reference to (a) amending the Articles of Incorporation; (b) approving a plan of merger even if the plan docs not require shareholder approval; (c) authorizing dividends or distributions, except a committee may authorize or approve a reacquisition of shares, if done according to a formula or method prescribed by the Board of Directors; (d) approving or proposing to shareholders action that requires shareholder approval; (c) amending, altering or repealing the Bylaws of the Corporation or adopting new Bylaws for the Corporation; (f) filling vacancies in the Board of Directors or in any of its committees; or (g) electing or removing officers or members of any such committee. A majority of all the members of any such committee may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the number and members of any such committee, to fill vacancies and to discharge any such committee. The designation of such committee and the delegation thereto of authority shall not alone constitute compliance by the Board of Directors, or any member thereof, with the standard of conduct imposed upon it or him by the Texas Business Corporation Act, as the same way, from time to time, be amended.

     Section 16. Meeting by Telephone or Similar Communication Equipment. Any or all directors may participate in and hold a regular or special meeting of the Board of Directors or any committee thereof by, or through the use of, any means of conference telephone or other similar communications equipment by which all directors participating in the meeting any simultaneously hear each other during the meeting. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting, except where a director participates in the meeting for the express purpose of objecting to holding the meeting or transacting business at the meeting on the ground that the meeting is not lawfully called or convened.

                                   ARTICLE IV

                                    Officers

     Section l. Principal Officers. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. The Corporation also may have, at the discretion of the Board of Directors, a Chairman, one or more Vice Chairmen, and such Assistant Secretaries. Assistant Treasurers or other officers or agents as may be elected or appointed by the Board of Directors. Any two or more offices may be held by the same person unless the Certificate of Incorporation or these Bylaws provide otherwise.

     Section 2. Election and Terms. Each officer shall be elected by the Board or Directors at the annual meeting thereof and shall hold office until the next annual meeting of the Board or until his or her successor shall have been elected and qualified or until his or her death, resignation or removal. The election of an officer shall not of itself create contract rights.

     Section 3. Resignation and Removal. An officer may resign at any time by delivering notice to the Board of Directors, its President or the Secretary of the Corporation. A resignation is effective when the notice is delivered unless the notice specifies a later effective date. If an officer's resignation is made effective at a later date and the Corporation accepts the future effective date, the Board of Directors may fill the pending vacancy before the effective date, if the Board of Directors provides that the successor does not take office until the effective date. The acceptance of a resignation shall not be necessary to make it effective, unless expressly provided in the resignation. An officer's resignation does not affect the Corporation's contract rights, if any, with the officer. Any officer may be removed at any time, with or without cause, by vote of a majority of the whole Board. Such removal shall not affect the contract rights, if any, of the officer so removed.

     Section 4. Vacancies. Whenever any vacancy shall occur in any office by death, resignation, increase in the number of officers of the Corporation, or otherwise, the same shall be filled by the Board of Directors, and the officer so elected shall hold office until the next annual meeting of the Board or until his or her successor shall have been elected and qualified.

     Section 5. Powers and Duties of Officers. The officers so chosen shall perform the duties and exercise the powers expressly conferred or provided for in these Bylaws, as well as the usual duties and powers incident to such office, respectively, and such other duties and powers as may be assigned to them by the Board of Directors or by the President.

     Section 6. Chairman of me Board. The Chairman of the Board shall be the Chief Executive Officer of the Corporation and shall have general charge of, and supervision and authority over, all of the affairs and business of the Corporation. He shall have general supervision of and direct all officers, agents and employees of the Corporation; shall see that all orders and resolutions of the Board are carried into effect; and in general, shall exercise all powers and perform all duties incident to his office and such other powers and duties as may from time to time be assigned to him by the Board.

     Section 7. President. The President shall be the Chief Operating Officer of the Corporation and shall have general charge of, and supervision and authority over, its operations. He shall have the authority to sign, with the Secretary or an Assistant Secretary, any and all certificates for shares of the capital stock of the Corporation, and shall have the authority to sign singly deeds, bonds, mortgages, contracts, or other instruments to which the Corporation is a party (except in cases where the signing and execution thereof shall be expressly delegated by the Board or by these Bylaws, or by law to some other officer or agent of the Corporation); and, in the absence, disability or refusal to act of the Chairman of the Board, shall preside at meetings of the shareholders and of the Board of Directors and shall possess all of the powers and perform all of the duties of the Chairman of the Board. He shall also serve the Corporation in such other capacities and perform such other duties and have such additional authority and powers as are incident to his office or as may be defined in these Bylaws or delegated to him from time to time by the Board of Directors or by the Chairman of the Board.

     Section 8. Vice Chairman of the Board. In the absence of the Chairman of the Board and the President, a Vice Chairman of tile Board shall preside at all meetings of the shareholders and the Board or Directors; shall have authority to execute all legal instruments necessary for the transaction of the Corporation's business; and shall have such other powers and duties as may be delegated to him by the Board of Directors or the Chief Executive Officer. A Vice Chairman may, but not need be, a member of the Board of Directors.

     Section 9. Vice President. The Board may elect one or more vice presidents. Such vice presidents may, but need not be, designated in the following grades, each of which shall rank subordinate to those set forth prior to it: executive vice president, senior vice president, vice president second vice president, assistant vice president. The Vice Presidents shall assist the President and shall perform such duties as may be assigned to them by the Board of Directors or the President. Unless otherwise provided by the Board, in the absence or inability of the President. The vice president most senior in rank shall execute the powers and perform the duties or the President. In the event, there is more than one vice president of the same rank, the vice president first named as such by the Board of Directors at its most recent meeting at which Vice Presidents were elected shall execute the powers and perform the duties of the President. Any action taken by a Vice President in the perfool1ancc of the duties of the President shall be conclusive evidence of the absence or inability to act of the President at the time such action was taken.

     Section 10. Secretary. The Secretary (a) shall keep the minutes of all meetings of the Board of Directors and the minutes of all meetings of the shareholders in books provided for that purpose; (b) shall attend to the giving and serving of all notices; (c) when required, may sign with the President or a Vice President in the name of the Corporation, and may attest the signature of any other officers of the Corporation to all contracts, conveyances, transfers, assignments, encumbrances, authorizations and all other instruments, documents and papers, of any and every description whatsoever, of or executed for or on behalf of the Corporation and affix the seal of the Corporation thereto; (d) may sign with the President or a Vice President all certificates for shares of the capital stock of the Corporation and affix the corporate seal of the Corporation thereto; (e) shall have charge of and maintain and keep or supervise and control the maintenance and keeping of the stock certificate books, transfer books and stock ledgers and such other books and papers as the Board of Directors may authorize, direct or provide for, all of which shall at all reasonable times be open to the inspection of any director, upon request, at the office of the Corporation during business hours; (f) shall, in general, perform all the duties incident to the office of Secretary: and (g) shall have such other powers and duties as may be conferred upon or assigned to him by the Board of Directors.

     Section 11. Treasurer. The Treasurer shall have custody of all the funds and securities of the Corporation which come into his hands. When necessary or proper, he may endorse on behalf of the Corporation, for collection, check, notes and other obligations, and shall deposit the same to the credit of the Corporation in such banks or depositories as shall be selected or designated by or in the manner prescribed by the Board of Directors. He may sign all receipts and vouchers for payments made to the Corporation, either alone or jointly with such officer as may be designated by the Board of Directors. Whenever required by the Board of Directors, he shall render a statement of his cash account. He shall enter or cause to be entered punctually and regularly, on the books of the Corporation, to be kept by him or under his supervision or direction for that purpose, full and accurate accounts of all moneys received and paid out by. for or on account of the Corporation. He shall at all reasonable times exhibit his books and accounts and other financial records to any director of the Corporation during business hours. He shall have such other powers and duties as may be conferred upon or assigned to him by the Board of Directors. The Treasurer shall perform all acts incident to the position of Treasurer, subject always to the control of the Board of Directors He shall, if required by the Board of Directors, give such bond for the faithful discharge of his duties in such form and amount as the Board of Directors may require.

     Section 12. Assistant Secretaries. The Assistant Secretaries shall assist the Secretary in the performance of his or her duties. In the absence of the Secretary any Assistant Secretary shall exercise the powers and perform the duties of the Secretary. The Assistant Secretary shall exercise such other powers and perform such other duties as may from time to time be assigned to them by the Hoard, the President, or the Secretary.

     Section 13. Assistant Treasurers. The Assistant Treasurers shall assist the Treasurer in the performance of his or her duties. Any Assistant Treasurer shall, in the absence or disability of the Treasurer, exercise the powers and perform the duties of the Treasurer. The Assistant Treasurers shall exercise such other duties as may from time to time be assigned to them by the Board, the President, or the Treasurer.

     Section 14. Delegation of Authority. In the case of the absence of any officer of the Corporation, or for any reason that the Board may deem sufficient, a majority of the entire Board may transfer or delegate the powers or duties of any officer to any other officer or officers for such length of time as the Board may determine.

     Section 15. Securities of Other Corporations. The President or any Vice President or Secretary or Treasurer of the Corporation shall have power and authority to transfer, endorse for transfer, vote, consent or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute and deliver any waiver, proxy or consent with respect to any such securities.

                                    ARTICLE V

                  Directors' Services, Limitation of liability
                     and Reliance on Corporate Records, and
                       Interest of Directors in Contracts

     Section 1. Services. No director of this Corporation who is not an officer or employee of this Corporation shall be required to devote his time or any particular portion of this time or render services or any particular services exclusively to this Corporation. Every director of this

Corporation shall be entirely free to engage, participate and invest in any and all such businesses, enterprises and activities, either similar or dissimilar to the business, enterprise and activities of this Corporation, without breach of duty of this Corporation or to its shareholders and without accountability or liability to this Corporation or to its shareholders.

     Every director of this Corporation shall be entirely free to act for, serve and represent any other corporation, any entity or any person, in any capacity, and be or become a director or officer, or both, of any other corporation or any entity, irrespective of whether or not the business, purposes, enterprises and activities, or any of them thereof, be similar or dissimilar to the business, purposes, enterprises and activities, or any of them, of this Corporation, without breach of duty to this Corporation or to its shareholders and without accountability or liability of any character or description to this Corporation or to its shareholders.

     Section 2. General Limitation of Liability. A director shall, based on facts then known to the director, discharge the duties as a director, including the director's duties as a member of a committee, in good faith, with the care an ordinarily prudent person in a like position would exercise under similar circumstances, and in a manner the director reasonably believes to be in the best interests of the Corporation. A director is not liable to the Corporation for any action taken as a director. or any failure to take any action, unless:
(a) the director has breached or failed to perform the duties of the director's office in accordance with the standard of care set forth above; and (b) the breach or failure to perform constitutes willful misconduct or recklessness.

     Section 3. Reliance on Corporate Records and Other Information. Any person acting as a director of the Corporation shall be fully protected, and shall be deemed to have complied with the standard of care set forth in Section 2 of this Article, in relying in good faith upon any information, opinions, reports or statements, including financial statements and other financial data, if prepared or presented by (a) one or more officers or employees of the Corporation whom such person reasonably believes to be reliable and competent in the matters presented; (b) legal counsel, public accountants, or other persons as to matters such person reasonably believes are within the person's professional or expert competence; or (c) a committee of the Board of Directors of which such person is not a member, if such person reasonably believes the committee merits confidence: provided, however, that such person shall not be considered to be acting in good faith if such person has knowledge concerning the matter in question that would cause such reliance to be unwarranted.

     Section 4. Interest of Directors in Contracts. Any contract or other transaction between the Corporation and (a) any director, or (b) any corporation, unincorporated association, business trust, estate, partnership, trust, joint venture, individual or other legal entity (1) in which any director has a material financial interest or is a general partner, or (2) of which any director is a director, officer, or trustee, shall be valid for all purposes, if the material facts of the contract or transaction and the director's interest were disclosed or known to the Board of Directors, a committee of the Board of Directors with authority to act thereon, or the shareholders entitled to vote thereon, and the Board of Directors, such committee or such shareholders authorized, approved or ratified the contract or transaction. Such a contract or transaction is authorized, approved or ratified:
(i) by the Board of Directors or such committee, if it receives the affirmative vote of a majority of the directors who have no interest in the contract or transaction, notwithstanding the fact that such majority may not constitute a quorum or a majority of the directors present at the meeting, and notwithstanding the presence or vote of any director who does have such interest provided, however, that no such contract or transaction may be authorized. approved or ratified by a single director; and (ii) by such shareholders, if it receives the vote of a majority of the shares entitled to be counted, in which vote shares owned by or voted under the control of any director who, or of any corporation, unincorporated association, business trust estate, partnership, trust, joint venture, individual or other legal entity that, has an interest in the contract or transaction may be counted; provided, however, that a majority of such shares, whether or not present, shall constitute a quorum for the purpose of authorizing, approving or ratifying such a contract or transaction. This Section shall not be construed to require authorization, ratification or approval by the shareholder of any such contract or transaction, or to invalidate any such contract or transaction that is fair to the Corporation or would otherwise be valid under the common and statutory law applicable thereto.

                                   ARTICLE VI

                                 Indemnification

     Section 1. Indemnification Against Underlying Liability. The Corporation shall indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending, or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that he is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (collectively, "Agent") against expenses (including attorneys' fees), judgments, fines, penalties, court costs and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner be reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit, or proceeding by judgment, order, settlement (whether with or without court approval), conviction or upon a plea of nolo contendere or its equivalent. shall not, of itself, create a presumption that the Agent did not act in good faith and in a manner which he reasonably believed to be in or not opposed the best interests of the Corporation, and, with respect to a criminal action or proceeding, had no reasonable cause to believe that his conduct was unlawful. If several claims, issues or matters are involved, an Agent may be entitled to indemnification as to some matters even though he is not entitled as to other matters. Any director or officer of the Corporation serving in any capacity of another corporation, of which a majority of the shares entitled to vote in the election of its directors is held, directly or indirectly, by the Corporation, shall be deemed to be doing so at the request of the Corporation.

     Section 2. Successful Defense. To the extent that an Agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1 of this Article, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

     Section 3. Determination of Conduct. Subject to any rights under any contract between the Corporation and any Agent, any indemnification against underlying liability provided for in Section 1 of this Article (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Agent is proper in the circumstances because he has met the applicable standard of conduct set forth in said Section. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors not at the time parties to the proceeding; (b) if such an independent quorum is not obtainable, by majority vote of a committee duly designated by the full Board of Directors (ill which designation directors who are parties may participate), consisting solely of one or more directors not at the time parties to the proceeding; (c) by special legal counsel (1) selected by the independent quorum of the Board of Directors (or the independent committee thereof if no such quorum can be obtained), or (2) if no such independent quorum or committee thereof can be obtained, selected by majority vote of the full Board of Directors (in which selection directors who are parties may participate); or (d) by the shareholders, but shares owned by or voted under the control of directors who are at the time parties to the proceeding may not be voted on the determination. Notwithstanding the foregoing, an Agent shall be able to contest any determination that the Agent has not met the applicable standard of conduct by petitioning a court of appropriate jurisdiction.

     Section 4. Payment of Expenses in Advance. Expenses incurred in defending or settling a civil, criminal, administrative or investigative action, suit or proceeding by an Agent who may be entitled to indemnification pursuant to
Section 1 of this Article shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of a written affirmation by the Agent of his good faith belief that he has met the applicable standard of conduct set forth in Section 1 of this Article and a written undertaking by or on behalf of the Agent to repay such amount if it is ultimately determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Notwithstanding the foregoing, such expenses shall not be advanced if the Corporation conducts the determination of conduct procedure referred to in Section 3 of this Article and it is determined from the facts then known that the Agent will be precluded from indemnification against underlying liability because he has failed to meet the applicable standard of conduct set forth in Section 1 of this Article. The full Board of Directors (including directors who are parties) may authorize the Corporation to implement the determination of conduct procedure, but such procedure is not required for the advancement of expenses. The full Board of Directors (including directors who are parties) may authorize the Corporation to assume the Agent's defense where appropriate, rather than to advance expenses for such defense.

     Section 5. Indemnity Not Exclusive. The indemnification against underlying liability, and advancement of expenses provided by, or granted pursuant to, this Article shall not be deemed exclusive of, and shall be subject to, any other rights to which those seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of shareholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     Section 6. Insurance Indemnification. The Corporation shall have the power to purchase and maintain insurance on behalf of any person who is or was an Agent of the Corporation, or is or was serving at the request of the Corporation as an Agent against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article.

     Section 7. Employee Benefit Plans. For purposes of this Article, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries. A person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the Corporation" as referred to in this Article.

     Section 8. Application of Indemnification and Advancement of Expenses. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article shall, unless otherwise provided when authorized or ratified, be applicable to claims, actions, suits or proceedings made or commenced after the adoption thereof, whether arising from acts or omissions to act during, before or after the adoption hereof, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person. The right of any person to indemnification and advancement of expenses shall vest at the time of occurrence or performance of any event, act or omission giving rise to any action, suit or proceeding of the nature referred to in Section

1 of this Article and, once vested, shall not later be impaired as a result of any amendment. Repeal, alteration or other modification of any or all of these provisions.

     Section 9. Indemnification Payments. Any payments made to any indemnified party under this Article or under any other right to indemnification shall be deemed to be an ordinary and necessary business expense of the Corporation, and payment thereof shall not subject any person responsible for the payment, or the Board of Directors, to any action for corporate waste or to any similar action. Such payments shall be reported to the shareholders of the Corporation before or with the notice of the next shareholders' meeting.

                                   ARTICLE VII

                                     Shares

     Section 1. Share Certificates. The certificate for shares of the Corporation shall be in such form as shall be approved by the Board of Directors. Each share certificate shall state on its face the name and state of organization of the Corporation, the name of the person to whom the certificate is issued, and the number and class of shares the certificate represents. Share certificates shall be consecutively numbered and shall be entered in the books of the Corporation as they are issued. Every certificate for shares of the Corporation shall be signed (either manually or in facsimile) by, or in the name of, the Corporation by the Chairman of the Board or President and either the Secretary or an Assistant Secretary of the Corporation, with the seal of the Corporation, if any, or a facsimile thereof impressed or printed thereon. If the person who signed (either manually or in facsimile) a share certificate no longer holds office when the certificate is issued, the certificate is nevertheless valid.

     Section 2. Transfer of Shares. Except as otherwise provided by law, transfers of shares of the capital stock of the Corporation, whether part paid or fully paid, shall be made only on the books of the Corporation by the owner thereof in person or by duly authorized attorney, on payment of all taxes thereon and surrender for cancellation of the certificate or certificates for such shares (except as hereinafter provided in the case of loss, destruction or mutilation of certificate) properly endorsed by the holder thereof or accompanied by the proper evidence of succession, assignment or authority to transfer, and delivered to the Secretary or an Assistant Secretary.

     Section 3. Registered Holders. The Corporation shall be entitled to treat the person in whose name any share of stock or any warrant, right or option is registered as the owner thereof for all purposes and shall not be bound to recognize any equitable or other claim to, or interest in. such share, warrant, right or option on the part of any other person, whether or not the Corporation shall have notice thereof, save as may be expressly provided otherwise by the laws of the State of Texas, the Articles of Incorporation of the Corporation or these Bylaws. In no event shall any transferee or shares of the Corporation become a shareholder of the Corporation until express notice of the transfer shall have been received by the Corporation.

     Section 4. Lost, Stolen, Destroyed or Mutilated Certificates. The holder of any share certificate of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate, and the Board may, in its discretion, cause to be issued to such holder of shares a new certificate or certificates of shares of capital stock, upon the surrender of the mutilated certificate, or, in the case of loss or destruction, upon the furnishing of an affidavit or satisfactory proof of such loss or destruction. The board may, in its discretion, require the owner of the lost or destroyed certificate or such owner's legal representative to give the Corporation a bond in such sum and in such form, and with such surety or sureties as it may direct, to indemnify the Corporation, its transfer agents and registrars, if any, against any claim that may be made against them or any of them with respect to the certificate or certificates alleged to have been lost or destroyed, but the Board may, in its discretion refuse to issue a new certificate or new certificates, save upon the order of a court having jurisdiction in such matters.

     Section 5. Consideration for Shares. The Corporation may issue shares for such consideration received or to be received as the Board of Directors determines to be adequate. That determination by the Board of Directors is conclusive insofar as the adequacy of consideration for the issuance of shares relates to whether the shares are validly issued, fully paid and nonassessable. When the Corporation receives the consideration for which the Board of Directors authorized the issuance of shares, the shares issued therefor are fully paid and nonassessable.

     Section 6. Payment for Shares. The Board of Directors may authorize shares to be issued for consideration consisting of any tangible or intangible property or benefit to the Corporation, including cash, promissory notes, services performed, contracts for services to be performed, or other securities of the Corporation. If shares are authorized to be issued for promissory notes or for promises to render services in the future, the Corporation must report in writing to the shareholders the number of shares authorized to be so issued before or with the notice of the next shareholders' meeting.

     Section 7. Distributions to Shareholders. The Board of Directors may authorize and the Corporation may make distributions to the shareholders subject to any restrictions set forth in the Articles of Incorporation of the Corporation and any limitations in the Texas Business Corporation Act, as amended.

     Section 8. Regulations. The Board of Directors shall have power and authority to make all such rules and regulations as they may deem expedient concerning the issue, transfer and registration or the replacement of certificates for shares of the Corporation.

                                  ARTICLE VIII

                           Corporate Books and Reports

     Section 1. Place of Keeping Corporate Books and Records. Except as expressly provided otherwise in this Article, the books of account, records, documents and papers of the Corporation shall be kept at anyplace or places, within or without the State of Texas, as directed by the Board of Directors. In the absence of a direction, the books of account, records, documents and papers shall be kept at the executive office of the Corporation.

     Section 2. Place of Keeping Certain Corporate Books and Records. The Corporation shall keep a copy of the following records at its executive office:

     (a) Articles. Its Articles or restated Articles of Incorporation and all amendments to them currently in effect;

     (b) Bylaws. Its Bylaws or restated Bylaws and all amendments to them currently in effect:

     (c) Resolutions. Resolutions adopted by the Board of Directors with respect to one or more classes or series of shares and fixing their relative rights, preferences and limitations, if shares issued pursuant to those resolutions are outstanding;

     (d) Minutes. The minutes of all shareholders' meetings and records of all action taken by shareholders without a meeting, for the past three (3) years;

     (e) Written Communication. All written communication to shareholders generally within the past three (3) years, including financial statements furnished to shareholders:

     (f) List of Current Directors. A list of the names and business address of its current directors and officers; and

     (g) Annual Report. The Corporation's most recent annual report.

     Section 3. Permanent Records. The Corporation shall keep as permanent records minutes of all meetings of its shareholders and Board of Directors, a record of all actions taken by the shareholders or Board of Directors without a meeting, and a record of all actions taken by a committee of the Board of Directors in place of the Board of Directors on behalf of the Corporation. The Corporation shall also maintain appropriate accounting records.

     Section 4. Shareholder Records. The Corporation shall maintain a record of its shareholders, in a form that permits preparation of a list of the names and addresses of all shareholders, in alphabetical order by class of shares showing the number and class of shares held by each.

     Section 5. Shareholder Rights of Inspection. The records designated in
Section 2 of this Article may be inspected and copied by shareholders of record. during regular business hours at the Corporation's principal office, provided that the shareholder gives the Corporation written notice of the shareholder's demand at least five (5) business days before the date on which the shareholder wishes to inspect and copy. A shareholder's agent or attorney, if authorized in writing, has the same inspection and copying rights as the shareholder represented. The Corporation may impose a reasonable charge, covering the costs of labor and material, for copies of any documents provided to the shareholder.

     Section 6. Additional Rights of Inspection. Shareholder rights enumerated in Section 5 of this Article may also apply to the following corporate records, provided that the notice requirements of Section 5 are met, the shareholder's demand is made in good faith and for a proper purpose, the shareholder describes with reasonable particularity the shareholder's purpose and the records the shareholder desires to inspect, and the records are directly connected with the shareholder's purpose: excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board of Directors on behalf of the Corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or Board of Directors without a meeting, to the extent not subject to inspection under Section 5 of this Article, as well as accounting records of the Corporation and the records or shareholders. Such inspection and copying is to be done during regular business hours at a reasonable location specified by the Corporation. The Corporation may impose a reasonable charge. covering the costs of labor and material, for copies of any documents provided to the shareholder.

                                   ARTICLE IX

                                  Miscellaneous

     Section 1. Notice and Waiver of Notice. Subject to the specific and express notice requirements set forth in other provisions of these Bylaws, the Articles of Incorporation, and the Texas Business Corporation Act, as the same may, from time to lime, be amended, notice may be communicated to any shareholder or director in person, by telephone, telegraph, teletype, or other form of wire or wireless communication, or by mail. If the foregoing forms of personal notice are deemed to be impracticable, notice may be communicated in a newspaper of general circulation in the area where published or by radio, television, or other form of public broadcast communication. Subject to Section 4 of Article II of these Bylaws, written notice is effective at the earliest of the following: (a) when received; (b) if correctly addressed to the address listed in the most current records of the Corporation, five days after its mailing, as evidenced by the postmark or private carrier receipt; or
(c) if sent by registered or certified United Slates mail, return receipt requested, on the date shown on the return receipt which is signed by or on behalf of the addressee. Oral notice is effective when communicated. A written waiver of notice, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be equivalent to the giving of such notice.

     Section 2. Depositories. Funds of the Corporation not otherwise employed shall be deposited in such banks or other depositories as the Board of Directors, the President or the Treasurer may select or approve.

     Section 3. Signing of Checks, Notes, etc. In addition to and cumulative of, but in no way limiting or restricting, any other provision of these Bylaws which confers any authority relative thereto, all checks, drafts and other orders for the payment of money out of funds of the Corporation and all notes and other evidence of indebtedness of the Corporation may be signed on behalf of the Corporation, in such manner, and by such officer or person as shall be determined or designated by the Board of Directors; provided, however, that if, when, after and as authorized or provided for by the Board of Directors, the signature of any such officer or person may be a facsimile or engraved or printed, and shall have the same force and effect and bind the Corporation as though such officer or person had signed the same personally; and, in the event of the death, disability, removal or resignation of any such officer or person, if the Board of Directors shall so determine or provide, as though and with the same effect as if such death, disability, removal or resignation had not occurred.

     Section 4. Gender and Number. Wherever used or appearing in these Bylaws, pronouns of the masculine gender shall include the female gender and the neuter gender, and the singular shall include the plural wherever appropriate.

     Section 5. Laws. Wherever used or appearing in these Bylaws, the words "law" or "laws" shall mean and refer to laws of the Slate of Texas, to the extent only that such are expressly applicable, except where otherwise expressly stated or the context requires that such words not be so limited.

     Section 6. Headings. The headings of the Certificate and Sections of these Bylaws are inserted for convenience of reference only and shall not be deemed to be a part thereof or used in the construction or interpretation thereof.

     Section 7. Securities of Other Corporations. The President, any Executive Vice President or any other officer or agent of the Corporation so designated by resolution of the Board of Directors, shall have power and authority to transfer, endorse for transfer, vote or consent to or take any other action with respect to any securities of another issuer which may be held or owned by the Corporation and to make, execute, and deliver any waiver, proxy, or consent with respect to any such securities.

                                    ARTICLE X

                                   Amendments

     These Bylaws may, from time to time, be added to, changed, altered, amended or repealed or new Bylaws may be made or adopted by a majority vote of the whole Board of Directors at any meeting of the Board of Directors, if the notice or waiver of notice of such meeting shall have stated that the Bylaws are to amended, altered or repealed at such meeting, or if all directors at the time are present at such meeting, have waived notice of such meeting, or have consented to such action in writing.

                                   ARTICLE XI

                       The Texas Business Corporation Act

     The provisions of the Texas Business Corporation Act, as the same may, from time to time, be amended, applicable to any of the matters not herein specifically covered by these Bylaws, are hereby incorporated by reference in and made a pan of these Bylaws.